Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333-82599 on Form S-8 pertaining to the Realty Information Group, Inc. 1998 Stock Incentive Plan
(2)	Registration Statement Number 333-92165 on Form S-8 pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan, as amended

(3)	Registration Statement Number 333-45770 on Form S-8 pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan, as amended
(4)	Registration Statement Number 333-69548 on Form S-8 pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan (as amended)

(5)	Registration Statement Number 333-135709 on Form S-8 pertaining to the CoStar Group, Inc. Employee Stock Purchase Plan
(6)	Registration Statement Number 333-143968 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended

(7)	Registration Statement Number 333-167424 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended

(8)	Registration Statement Number 333-174214 on Form S-4 of CoStar Group, Inc.

(9)	Registration Statement Number 333-174407 on Form S-3 of CoStar Group, Inc.

of our reports dated February 23, 2012, with respect to the consolidated financial statements and schedule of CoStar Group, Inc. and the effectiveness of internal control over financial reporting of CoStar Group, Inc. included in this Annual Report (Form 10-K) of CoStar Group, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

McLean, Virginia
February 23, 2012